                                                                EXHIBIT 4(f)(46)

                              INTERCREDITOR AGREEMENT


         This Intercreditor Agreement (this "Agreement"), dated September 30, 2002, is among Credit Acceptance Corporation ("CAC"), CAC Warehouse Funding Corp., CAC Funding Corp., Bank of America, N.A., as agent under the BofA Securitization Documents (as hereinafter defined) ("BofA"), Wachovia Securities, Inc., as agent under the Wachovia Securitization Documents (as hereinafter defined) ("Wachovia"), Comerica Bank, as agent under the CAC Credit Facility Documents (as hereinafter defined) ("Comerica"), and each other creditor who becomes a party hereto after the date hereof.

                                   BACKGROUND

         A. Pursuant to the terms of the various Dealer Agreements between CAC and the Dealers, Collections from a particular Pool are first used to pay certain collection costs, CAC's servicing fee and to pay back the Pool's Advance balance. After the Advance balance under such Pool has been reduced to zero, the Dealer to whom the Pool relates has a contractual right under the related Dealer Agreement to receive a portion of any further Collections with respect to the Pool (such portion of further Collections otherwise payable to the Dealer is referred to herein as "Back-end Dealer Payments"), subject to CAC's right of offset as described in paragraph F below.

         B. CAC has granted a security interest in CAC's rights with respect to its Pools (to the extent not released) and related assets generally under the CAC Credit Facility Documents to Comerica, as collateral agent for the banks which are parties thereto.

         C. CAC and BofA have entered into various transactions as set forth in the BofA Securitization Documents (collectively, the "BofA Securitization") pursuant to which the security interest with respect to certain specifically identified Pools and related assets was released by Comerica, CAC contributed such Pools and related assets to its wholly-owned subsidiary, CAC Funding Corp., and CAC Funding Corp. granted BofA a security interest in CAC Funding Corp.'s rights to such Pools and related assets (such Pools and related assets are referred to herein as the "BofA Pools").

         D. CAC and Wachovia are entering into a transaction as set forth in the Wachovia Securitization Documents (the "Wachovia Securitization") pursuant to which the security interest with respect to certain specifically identified Pools and related assets is being released by Comerica, CAC is contributing such Pools and related assets to its wholly-owned subsidiary, CAC Warehouse Funding Corp., and CAC Warehouse Funding Corp. is granting Wachovia a security interest in CAC Warehouse Funding Corp.'s rights to such Pools and related assets (such Pools and related assets are referred to herein as the "Wachovia Pools").

         E. Comerica retains a security interest in Pools and related assets which have not been released pursuant to the BofA Securitization and which are not being released pursuant to the Wachovia Securitization (such unreleased Pools and related assets are referred to herein as the "Comerica Pools").


                                       1.

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                                                                EXHIBIT 4(f)(46)



         F. The Dealer Agreements permit CAC and its assignees, under certain circumstances, to set off any Collections received with respect to any Pool of a Dealer against Advances under other Pools of that Dealer.

         G. The parties hereto acknowledge that the rights of CAC or its assigns, pursuant to the Dealer Agreements, to set off Collections received with respect to a Pool against the outstanding balance under any other Pool are not intended, and should not be permitted, to be used to prejudice the collateral position of any of the parties hereto, and therefore the exercise of such rights should be limited to Back-end Dealer Payments.

         In consideration of the mutual premises and promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS

         1. Confirmation. Notwithstanding any statement or provision contained in the Financing Documents or otherwise to the contrary, and irrespective of the time, order or method of attachment or perfection of security interests granted pursuant to the Financing Documents, respectively, or the time or order of filing or recording of any financing statements, or other notices of security interests, liens or other interests granted pursuant to the Financing Documents, respectively, or the giving of or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests, and irrespective of anything contained in any filing or agreement to which any Creditor may now or hereafter be a party and irrespective of the ordinary rules for determining priority under the Uniform Commercial Code or under any other law governing the relative priorities of secured creditors, subject, however, to the terms and conditions of this Agreement:

         (a) RELEASE BY BOFA. BofA (i) releases any and all rights in and to any Collections with respect to the Comerica Pools or the Wachovia Pools or in any Back-end Dealer Payments; provided, that no release shall have been granted with respect to amounts collected under any Pools which are Back-end Dealer Payments that have been set off by CAC or by Comerica pursuant to the CAC Credit Facility Documents against amounts owing under the BofA Pools, and (ii) relinquishes all rights it has or may have to require CAC, individually or as servicer, any successor servicer or CAC Funding Corp. to use Collections on its behalf contrary to clause (a)(i). BofA agrees that the lien and security interest granted to it pursuant to the BofA Securitization Documents does not and shall not attach to any Comerica Pools or Wachovia Pools (or related Collections) or to any Back-end Dealer Payments, and shall not assert any claim thereto.

         (b) RELEASE BY WACHOVIA. Wachovia (i) releases any and all rights in and to any Collections with respect to the Comerica Pools or the BofA Pools or in any Back-end Dealer Payments; provided, that no release shall have been granted with respect to amounts collected under any Pools which Back-end Dealer Payments that have been set off by CAC or by Comerica pursuant to the CAC Credit Facility Documents against amounts owing under the Wachovia Pools, and (ii) relinquishes all rights it has or may have to require CAC, individually or as servicer, any successor servicer or CAC Warehouse Funding Corp. to use Collections on its

                                       2.

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                                                                EXHIBIT 4(f)(46)



behalf contrary to clause (b)(i). Wachovia agrees that the lien and security interest granted to it pursuant to the Wachovia Securitization Documents to which it is a party does not and shall not attach to any Comerica Pools or BofA Pools (or related Collections) or to any Back-end Dealer Payments and shall not assert any claim thereto.

         (c) RELEASE BY COMERICA. Comerica (i) releases any and all rights in and to any Collections with respect to the BofA Pools and the Wachovia Pools, other than amounts collected under the BofA Pools or the Wachovia Pools which are owed to Dealers as Back-end Dealer Payments and which are subject to set off by CAC pursuant to the related Dealer Agreement and which have not been set off by CAC or by Comerica pursuant to the CAC Credit Facility Documents against amounts owing under the Wachovia Pools or the BofA Pools, and (ii) relinquishes all rights it has or may have to require CAC, individually or as servicer, or any successor servicer to use Collections on its behalf contrary to clause
(c)(i). Except for Back-end Dealer Payments to the extent provided in (c)(i), Comerica agrees that the lien and security interest granted to it pursuant to the CAC Credit Facility Documents does not and shall not attach to any BofA Pools or Wachovia Pools and shall not assert any claim against the BofA Pools or the Wachovia Pools or Collections related thereto.

         2. Covenant of the CAC Entities.

         (a) Each of the CAC Entities covenants that it shall not use any right it may have under the Dealer Agreements, whether at the direction of Comerica, BofA or Wachovia or otherwise, to set off any Collections, other than amounts which are owed to Dealers as Back-end Dealer Payments, from one Pool against amounts owed under another Pool encumbered in favor of another Creditor.

         (b) Each of the CAC Entities covenants that it will require any other person or entity which hereafter acquires any security interest in the Pools, Dealer Agreements and related assets from a CAC Entity to become parties to this Agreement by executing an amendment or acknowledgment, in form and substance reasonably satisfactory to CAC and the Creditors, by which such persons or entities agree to be bound by the terms of this Agreement, and delivering such signed amendment or acknowledgement hereof to each of the CAC Entities and the Creditors; provided, however, that in the event the amount owed by the CAC Entities to any Creditor shall be reduced to zero and such Creditor shall have no obligation or agreement to make any further advances to any CAC Entity, such Creditor shall have no rights under this Section 2(b).

         3. Turnover of Proceeds. The parties hereto agree that if, at any time, a Creditor (a "Receiving Creditor") (x) receives any payment, distribution, security or the proceeds thereof to which another Creditor or Creditors shall, under the terms of Section 1 of this Agreement, be entitled and (y) the Receiving Creditor either (A) had actual knowledge, at the time of such receipt, that such payment, distribution or proceeds were wrongfully received by it or
(B) another Creditor or Creditors shall have given written notice to the Receiving Creditor, prior to such receipt, of its good faith belief that such payments, distributions or proceeds are being misapplied, and such notice contains evidence reasonably satisfactory to the Receiving Creditor of such misapplication then such Receiving Creditor shall receive and hold the same separately

                                       3.

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                                                                EXHIBIT 4(f)(46)



and in trust for the benefit of, and shall forthwith pay over and deliver the same to the relevant Creditor.

         4. Further Assurances. Each Creditor and CAC Entity agrees that it shall be bound by all of the provisions of this Agreement. Without limiting any other provision hereof, each of the Creditors and CAC Entities agrees that it will promptly execute such instruments, notices or other documents as may be reasonably requested by any party hereto for the purpose of confirming the provisions of this Agreement or better effectuating the intent hereof. CAC will reimburse each Creditor for all reasonable expenses incurred by such Creditor pursuant to this Section 4.

         5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of laws rules. Each of the parties hereto agrees to the non-exclusive jurisdiction of any federal court located within the State of New York. Each of the Parties hereto hereby waives any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder in any of the aforementioned courts and consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

         6. Counterparts. This Agreement may be executed in two or more counterparts including facsimile transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one of the same instrument.

         7. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         8. No Proceedings. Each of the parties hereto hereby agrees that it will not institute against, or join any other person in instituting against CAC Funding Corp. or CAC Warehouse Funding Corp. any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year and one day after there are no remaining amounts owed to any of the Creditors by any of the CAC Entities pursuant to the BofA Documents and the Wachovia Documents.

         9. Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing executed by all of the parties hereto.

         10. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Appendix A attached hereto and made part of this Agreement.

         11. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                                       4.

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                                                                EXHIBIT 4(f)(46)



         12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

                                       5.

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                                                                EXHIBIT 4(f)(46)

                                SIGNATURE PAGE TO

                   MUTUAL RELEASE AND INTERCREDITOR AGREEMENT


This Agreement has been executed and delivered by the parties hereto on September 30, 2002.






CREDIT ACCEPTANCE CORPORATION               BANK OF AMERICA, N.A., AS AGENT



/s/ Douglas W. Busk                         /s/ Christopher G. Young
--------------------------------            ----------------------------------
By: Douglas W. Busk                         By: Christopher G. Young
Title: Chief Financial Officer              Title: Vice President


WACHOVIA SECURITIES, INC., AS AGENT         COMERICA BANK, AS AGENT



/s/ Prakash B. Wadhwani                     /s/ Scott Dorn
--------------------------------            ----------------------------------
By: Prakash B. Wadhwani                     By: Scott Dorn
Title: Vice President                       Title: Account Officer


CAC FUNDING CORP.                           CAC WAREHOUSE FUNDING CORP.



/s/ Douglas W. Busk                         /s/ Douglas W. Busk
--------------------------------            ----------------------------------
By: Douglas W. Busk                         By: Douglas W. Busk
Title: Chief Financial Officer              Title: Chief Financial Officer



                                       6.



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                                                                EXHIBIT 4(f)(46)


                                   APPENDIX A

                                   DEFINITIONS

         Advance: Amounts advanced to a Dealer upon the acceptance of a Contract by CAC pursuant to a Dealer Agreement.

         BofA Securitization Documents: The Amended and Restated Security Agreement dated as of July 20, 2001, as amended, among CAC Funding Corp., Kitty Hawk Funding Corporation, Bank of America, N.A., and CAC and the documents related thereto.

         CAC Credit Facility Documents: The Amended and Restated Credit Acceptance Corporation Credit Agreement, dated as of June 11, 2001, as amended, by and among the Banks signatory thereto, Comerica Bank, CAC, Credit Acceptance Corporation UK Limited, CAC of Canada Limited and Credit Acceptance Corporation Ireland Limited and the documents related thereto.

         CAC Entities: Each of CAC, CAC Funding Corp. and CAC Warehouse Funding Corp.

         Collections: All money, amounts or other payments received or collected by CAC, individually or as servicer, or any successor servicer or any other CAC Entity with respect to a Contract in the form of cash, checks, wire transfers or other form of payment in accordance with the Contracts or the Dealer Agreements, including, without limitation, with respect to a Pool amounts collected under any other Pool which are Back-end Dealer Payments that have been set off by CAC or by Comerica pursuant to the CAC Credit Facility Documents, against amounts owing under such Pool.

         Contract: A retail installment contract for the sale of new or used motor vehicles assigned outright by Dealers to CAC or a subsidiary of CAC or written by Dealers in the name of CAC or a subsidiary of CAC (and funded by CAC or such subsidiary) or assigned by Dealers to CAC or a subsidiary of CAC, as nominee for the Dealer, for administration, servicing, and Collection, in each case pursuant to an applicable Dealer Agreement.

         Creditor: Each of Comerica, BofA and Wachovia.

         Dealer: A person engaged in the business of the retail sale or lease of new or used motor vehicles, including both businesses exclusively selling used motor vehicles and businesses principally selling new motor vehicles, but having a used vehicle department, including any such person which constitutes an affiliate of CAC.

         Dealer Agreement: The sales and/or servicing agreements between CAC or its subsidiaries and a participating Dealer which sets forth the terms and conditions under which CAC or its subsidiaries (i) accepts, as nominee for such Dealer, the assignment of Contracts for purposes of administration, servicing and collection and under which CAC or its subsidiary may make Advances to such Dealers and (ii) accepts outright assignments of Contracts from Dealers or funds Contracts originated by such Dealer in


                                       7.

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                                                                EXHIBIT 4(f)(46)


the name of CAC or any of its subsidiaries, in each case as such agreements may be in effect from time to time.

         Financing Documents: The CAC Credit Facility Documents, the BofA Securitization Documents and the Wachovia Securitization Documents.

         Pool: a grouping on the books and records of CAC or any of its subsidiaries of Advances, Contracts originated or to be originated with CAC or any of its subsidiaries by a Dealer and bearing the same pool identification number assigned by CAC's computer system.

         Wachovia Securitization Documents: The Loan and Security Agreement dated as of September __, 2002 among CAC Warehouse Funding Corp., CAC, the Investors named therein, Variable Funding Capital Corporation, Wachovia Securities, Inc., Wachovia Bank, National Association and OSI Portfolio Services, Inc. and the documents related thereto.




                                       8.